Exhibit 10.12
SPDR SUBLICENSE AGREEMENT
          This Sublicense Agreement (this “Agreement”), entered into as of May 20, 2008 (the “Effective Date”), is made by and among STATE STREET CORPORATION, a Massachusetts domestic corporation, and STATE STREET GLOBAL MARKETS, LLC, a Delaware limited liability company and an affiliate of State Street Corporation (together, “State Street”), on the one hand, and WORLD GOLD COUNCIL, a not-for-profit association organized under Swiss law, and WORLD GOLD TRUST SERVICES, LLC, a Delaware corporation and wholly-owned subsidiary of World Gold Council (together, “WGT”), on the other, as well as STANDARD & POORS, a division of The McGraw-Hill Companies, Inc., a New York corporation, having an office at 55 Water Street, New York, New York 10041 (“S&P”) with respect to specific matters set forth herein.
          WHEREAS, the streetTRACKS® Gold Trust, to be known as the SPDR® Gold Trust (the “Trust”), was established pursuant to the Trust Agreement entered into by and between WGT and The Bank of New York (“BONY”) dated as of November 14, 2004 (the “Trust Agreement”), pursuant to which the Trust issues shares (the “Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Trust upon the deposit of gold bullion by Authorized Participants (as defined in the Trust Agreement) with HSBC Bank USA, as custodian of the Trust;
          WHEREAS, State Street and WGT entered into a Marketing Agent Agreement dated as November 14, 2004 (the “Marketing Agent Agreement”) whereby WGT designated State Street as the exclusive marketing agent of the Trust;
          WHEREAS, State Street Global Advisors, a division of State Street Bank and Trust Company, a Massachusetts trust company with offices at One Lincoln Street, Boston, Massachusetts 02111 (on behalf of itself and its affiliates) and S&P entered into that certain SPDR Trademark License Agreement dated as of November 29, 2006, as amended (the “SPDR License Agreement”);
          WHEREAS, pursuant to the SPDR License Agreement, State Street has the right to use the “SPDR” mark (the “SPDR Mark”);
          WHEREAS, State Street desires to sublicense to WGT certain rights to use the SPDR Mark solely for use in connection with the Trust, which rights WGT will sublicense to State Street to perform services under the Marketing Agent Agreement.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below) agree as follows:
1. DEFINITIONS.
          For the purposes of this Agreement, the following terms have the following meanings:

          (a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.
          (b) “Agreement” has the meaning set forth in the preamble.
          (c) “BONY” has the meaning set forth in the recitals.
          (d) “Confidential Information” has the meaning set forth in Section 10(b).
          (e) “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (f) “Effective Date” has the meaning set forth in the preamble.
          (g) “Indemnified Party” has the meaning set forth in Section 8(b).
          (h) “Indemnifying Party” has the meaning set forth in Section 8(b).
          (i) “Informational Materials” means all prospectuses, registration statements and any other similar informational materials (including, but not limited to, documents required to be filed with governmental or regulatory agencies) (collectively, “Category 1 Informational Materials”), and all advertisements, brochures, Web sites, sales, marketing, and promotional and any other similar informational materials (collectively, “Category 2 Informational Materials”) relating to Shares that in any way use or refer to the SPDR Mark. “Informational Materials” shall not include general references to the Shares in materials that are not specifically related to the Shares and do not market, sell or promote the Shares, including, without limitation, materials prepared solely for internal use by WGT, its Affiliates and sublicensees, press or analyst briefing materials and annual reports.
          (j) “License” has the meaning set forth in Section 2(a).
          (k) “Losses” has the meaning set forth in Section 8(a).
          (l) “Marketing Agent Agreement” has the meaning set forth in the recitals.
          (m) “Naming Convention” means use of both the SPDR Mark and one of (i) the name or (ii) the abbreviation of the name, of the Shares or the Trust, including without limitation in the following forms “SPDR® Gold Trust” and “SPDR® Gold Shares”.
          (n) “Party” or “Parties” means State Street, WGT and/or, where applicable, S&P.
          (o) “Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or another entity, including a Governmental Entity (or any department, agency or political subdivision thereof.
          (p) “Proceeding” has the meaning set forth in Section 8(b).
          (q) “Shares” has the meaning set forth in the recitals.
          (r) “SPDR Mark” has the meaning set forth in the recitals.
          (s) “State Street” has the meaning set forth in the Preamble.
          (t) “Trust” has the meaning set forth in the recitals.
          (u) “Trust Agreement” has the meaning set forth in the recitals.
          (v) “WGT” has the meaning set forth in the Preamble.
2. LICENSE.
          (a) Subject to the terms and conditions of this Agreement, State Street hereby grants to WGT a worldwide (subject to Section 3(d)), non-exclusive, nontransferable sublicense (the “License”) to use the SPDR Mark as follows to:
               (i) use the SPDR Mark in connection with establishing, organizing, structuring, sponsoring, and managing the Trust;
               (ii) use the SPDR Mark in connection with the issuance, sale, exchange-trading, marketing and promotion of the Shares;
               (iii) use the SPDR Mark as part of the names of the Shares;
               (iv) use the SPDR Mark in connection with making such disclosure about WGT, the Trust and the Shares as WGT deems necessary or desirable under any applicable laws, rules, or regulations, or any provisions of this Agreement; and
               (v) use the SPDR Mark in connection with the listing of the Shares on exchanges.
          (b) WGT shall not use the SPDR Mark for any purpose other than as set forth in Section 2(a), except as otherwise agreed to in writing by the Parties after the Effective Date. Except for the license specifically provided herein, this Agreement shall not transfer to WGT any further right to, or interest in, the SPDR Mark. It is further expressly understood that this Agreement does not convey any rights to, or interest in, any other S&P mark or any S&P index.
          (c) All use of the SPDR Mark under the Trademark License and all goodwill associated therewith shall inure to the exclusive benefit of State Street or its licensors. WGT shall, at State Street’s expense, fully cooperate with and assist State Street in the prosecution or maintenance of any trademark, service mark, domain name or copyright application and ensuing registration concerning the SPDR Mark and shall execute any documents State Street shall reasonably request in connection therewith.
          (d) WGT’s Limited Right to Sublicense. The License granted herein shall include the limited right of WGT to grant sublicenses to its Affiliates, partners, joint venturers, trustees, distributors, custodians and agents, including without limitation State Street as marketing agent (each, a “Sublicensee”), subject to the restrictions of this Agreement, and solely in connection with such Sublicensee’s performance of its services for WGT related to the activities of WGT permitted hereunder. In addition, each Sublicensee must be approved in writing in advance by State Street and shall include provisions in all such sublicenses that: (i) are identical in substance to Sections 3, 4, 5, 6 and 7(c) herein (with the references in such sublicenses to “State Street” & “S&P” therein to continue to signify the State Street & S&P as defined herein with respect to Sections 3, 4 & 7(c)); (ii) require WGT to terminate such sublicenses, without penalty, if this Agreement is terminated for any reason; (iii) obligate WGT to give the Sublicensee notice if this Agreement is terminated for any reason; and (iv) entitle State Street herein to give such notice in the event that the WGT fails to do so.
          (e) ALL RIGHTS NOT SPECIFICALLY AND EXPRESSLY GRANTED TO WGT IN THIS SECTION 2 ARE HEREBY RESERVED TO STATE STREET.
3. QUALITY CONTROL /ENFORCEMENT.
          (a) Protection of Reputation. WGT shall use its best efforts not to use the SPDR Mark in a manner that could reasonably be expected to damage the reputation or goodwill associated with the SPDR Mark, or do or cause to be done any act or thing disparaging, impairing or diluting the SPDR Mark.
          (b) Review. WGT shall submit to State Street’s for its review and approval all Informational Materials. State Street’s right of approval under this Agreement will be restricted to any description of State Street and the use and description of the SPDR Mark. Once Informational Materials have been approved by State Street, subsequent Informational Materials that are updating data need not be submitted for further review and approval by State Street unless (i) the use of the SPDR Mark is altered in any material respect, or (ii) the language or use of the required disclaimers or proprietary notices is altered in any respect (material or otherwise). It is understood and agreed that any Informational Materials provided to WGT by State Street shall be deemed approved by State Street.
          (c) WGT Support. WGT shall promptly, at its own expense, take such actions and execute such additional documents and instruments reasonably requested by State Street or S &P to assist S&P with the registration, maintenance and filings of the SPDR Mark. For the avoidance of doubt, no registered user or similar agreements filed by WGT shall be deemed to transfer to WGT any right, title or interest in the SPDR Mark.
          (d) Territorial Limitations. WGT shall not use the SPDR Mark in (i) any jurisdiction where the SPDR Mark has not been registered in the relevant classes or (ii) a jurisdiction where entry of WGT as a registered or authorized user is required, prior to the execution of an appropriate registered user agreement or similar agreement and the filing thereof with the appropriate governmental agency (except where failure to do so prior to use shall nor have a material adverse effect of the SPDR Mark); provided, however, that notwithstanding the foregoing, upon written approval from State Street, WGT may use the SPDR Mark in certain jurisdictions after filing of an application for registration. The jurisdictions in which WGT currently may use the SPDR Mark are listed in Exhibit A. In the event WGT wishes to use the SPDR Mark in jurisdictions not listed in Exhibit A, WGT shall submit to State Street a written request for the addition of such territory, and State Street will, at WGT’s expense, undertake commercially reasonable efforts to permit such expansion, subject to the terms and conditions of the SPDR License.
          (e) Maintenance and No Challenge.
               (i) WGT shall take such actions and execute such instruments as State Street or S&P may from time to time reasonably request with regard to the maintenance of the SPDR Mark and the registrations thereof, including, but not limited to, the use by WGT of the following proprietary notice when referring to the SPDR Mark in any Informational Material relating to the Shares:
“SPDR” is a trademark of The McGraw Hill Companies, Inc. and has been licensed for use by [WGT entity].
or such similar language as may be approved in advance by State Street.
               (ii) WGT shall not at any time during the Term, nor at any time thereafter, for as long as S&P shall own rights in the SPDR Mark, do or cause to be done any act or thing challenging the ownership, validity or enforceability of the SPDR Mark.
          (f) WGT Share Names. WGT shall not have the right to file applications for registration on behalf of itself or any third party for any Shares names that include the SPDR Mark. WGT hereby disclaims any right, title and interest to the SPDR Mark in Shares names.
          (g) Secondary Marks.
               (i) WGT shall not create composite trademarks consisting of the SPDR Mark in combination with any other word, phrase, symbol or device without State Street’s and S&P’s prior written authorization. Nothing in this Section 3 shall prevent WGT from creating and using Share or Trust names in accordance with the Naming Convention and the terms and conditions of this Agreement. WGT hereby disclaims any right, title and interest to the SPDR Mark in any composite marks approved by State Street and S&P in accordance with the foregoing.
               (ii) WGT agrees not to: (i) use or register in any jurisdiction any mark that is confusingly similar to, or consisting in whole or in part of, the SPDR Mark or (ii) register the SPDR Mark in any jurisdiction, without in each case the express prior written consent of S&P and State Street.

               (iii) If WGT creates, uses or registers any mark in contravention of this Section 3(g), the Parties agree (without limitation of other remedies) WGT hereby assigns all right, title, and interest in and to such mark to S&P and all goodwill, right, title or interest that might be acquired by the use of such mark by WGT shall inure to the sole benefit of S&P.
          (h) Infringement of the Exclusive Rights Granted to WGT and Enforcement. Upon written notice from S&P or State Street to WGT that, in the good faith opinion of S&P or State Street based upon the advice of its trademark counsel, use of the SPDR Mark would result in material potential trademark liability to a third party on the part of S&P, State Street, or WGT in a particular jurisdiction, WGT shall, within a commercially reasonable period of time, not to exceed ninety (90) days, cease use of the SPDR Mark in such jurisdiction to the extent necessary to avoid such trademark liability on the part of S&P, State Street or WGT. If WGT has questions or concerns about such notice, senior representatives of the Parties, within ten (10) days after receipt of such notice, shall confer in good faith and endeavor to agree on a course of action in such jurisdiction. In the event that the Parties cannot agree on a course of action, the Parties shall, within ten (10) days thereafter, select a mediator from the INTA Panel of Neutrals and shall engage in mediation in good faith for ten (10) days and endeavor to agree on a course of action in such jurisdiction. In the event that the Parties cannot, through mediation, agree on a course of action, WGT shall, within a commercially reasonable period of time, not to exceed ninety (90) days from the end of such (10) day mediation period, cease use of the SPDR Mark in such jurisdiction to the extent necessary to avoid such trademark liability on the part of S&P, State Street or WGT.
          (i) Notification of Infringement. WGT shall promptly (a) notify State Street of any potential or actual infringement by a third party of the SPDR Mark of which WGT becomes aware, and (b) provide to State Street all evidence of such infringement in WGT’s possession, custody or control. State Street shall have the sole right, but not the obligation, to initiate any legal action at its own expense against such infringement and to recover damages and enforce any injunction granted as a result of any judgment in State Street’s favor. State Street shall have sole control over any such action, including, without limitation, the sole right to settle and compromise such action. In the event of a dispute between State Street and any third party regarding the infringement, validity or enforceability of the SPDR Mark, WGT agrees, at State Street’s expense, to do all things reasonably requested by State Street to assist State Street in connection with such dispute.
4. PROPRIETARY RIGHTS.
          (a) WGT acknowledges that the SPDR Mark is the exclusive property of S&P, and that S&P has and retains all right, title and interest therein.
          (b) WGT admits the validity of the SPDR Mark and agrees that any and all goodwill, right, title or interest that might be acquired by the use of the SPDR Mark by WGT shall inure to the sole benefit of S&P. If WGT obtains any right, title or interest in the SPDR Mark in the United States or any foreign jurisdiction, WGT hereby assigns such right, title or interest to S&P, and shall execute upon request any additional documents required to effectuate such assignments.

          (c) S&P reserves all rights with respect to the SPDR Mark and any and all other property of S&P, except those rights to the SPDR Mark expressly licensed to WGT hereunder.
5. TERM AND TERMINATION.
          (a) The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the expiration or termination of the earlier of (i) Marketing Agent Agreement or (ii) the SPDR License Agreement, unless earlier terminated pursuant to the terms of this Agreement (the “Term”).
          (b) Either Party may terminate this Agreement by written notice to the other Party at any time if the other Party materially breaches this Agreement and fails to cure such breach with thirty (30) days following written notice thereof from the non-breaching Party. Upon any termination or expiration of this Agreement, all rights and obligations under this Agreement (including WGT’s rights under the License granted pursuant to Section 2) will immediately terminate; provided, however, that the provisions of Sections 1, 4, 5, 6, 7, 8, 9, 10, 11 and 12, and any other provision that survives by its express terms, shall survive any termination or expiration of this Agreement.
          (c) On expiration or termination of this Agreement, WGT shall immediately cease and desist from all use of the SPDR Mark, and any similar marks, and inventions or works based on or derivative thereof; and shall immediately deliver all products bearing or made in connection with the SPDR Mark, including, without limitation, all inventions or works based on or derivative thereof, to State Street at the address set forth in the notice section below, or destroy them, at the option of State Street.
6. ACKNOWLEDGMENT OF RIGHTS.
          (a) WGT will not directly or indirectly:  (i) challenge or contest the validity or enforceability of the SPDR Mark; (ii) dispute the validity, enforceability, or State Street’s exclusive ownership of, any trademark, trade name or domain name application or registration owned by State Street with respect to the SPDR Mark or initiate or participate in any proceeding of any kind opposing the grant to State Street of any trademark, trade name, or domain name registration in the SPDR Mark or similar marks; (iii) fail to meet State Street’s quality control with respect to the SPDR Mark or make any other use thereof other than as expressly permitted herein; (iv) apply to register or otherwise obtain registration of the SPDR Mark, or any marks similar thereto, in the patent and trademark or copyright office of any country or state, or with any business or domain name registrar; or (v) assist any other Person to do any of the foregoing (except if required by court order or subpoena); provided, however, the foregoing shall in no way limit WGT’s ability to defend against or to mitigate any claim brought by State Street against WGT.
          (b) Any violation of this Section 6 will constitute a material breach of this Agreement.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS.
          (a) Each Party hereby represents and warrants that (i) it has the power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution and delivery of this Agreement have been duly authorized and all necessary actions have been taken to make this Agreement a legal, valid and binding obligation of such Party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the performance by such Party of its obligations hereunder will not contravene or result in any breach of the Certificate of Incorporation, Bylaws or any other organizational document of such Party or of any agreement, contract, indenture, license, instrument or understanding or, to the result in any violation of any law, rule, regulation, statute, order or decree to which such Party is bound or by which they or any of their property is subject.
          (b) State Street represents and warrants that it owns and/or has the right to license to WGT the SPDR Mark in the United States and that to its actual knowledge, the SPDR Mark and WGT’s use of the foregoing in accordance with this Agreement shall not infringe any copyright, trademark, trade secret or other intellectual property right of any third party.
          (c) WGT agrees expressly to be bound by and furthermore to include the following disclaimers and limitations in its Informational Materials and upon request to furnish a copy (copies) thereof to S&P and State Street:
               (i) For Category 1 Informational Materials and contracts:
     The “SPDR” trademark is used under license from The McGraw-Hill Companies, Inc. and the SPDR® Gold Trust is permitted to use the “SPDR” trademark pursuant to a sublicense from the Marketing Agent. No financial product offered by SPDR® Gold Trust, or its affiliates is sponsored, endorsed, sold or promoted by The McGraw-Hill Companies, Inc. (“McGraw-Hill”). McGraw-Hill makes no representation or warranty, express or implied, to the owners of any financial product or any member of the public regarding the advisability of investing in securities generally or in financial products particularly or the ability of the index on which financial products are based to track general stock market performance. McGraw-Hill is not responsible for and has not participated in any determination or calculation made with respect to issuance or redemption of financial products. McGraw-Hill has no obligation or liability in connection with the administration, marketing or trading of financial products.
     WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL McGRAW-HILL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR

CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
     (ii) For Category 2 Informational Materials:
     The “SPDR” trademark is used under license from The McGraw-Hill Companies, Inc. (“McGraw-Hill”). No financial product offered by SPDR® Gold Trust, or its affiliates is sponsored, endorsed, sold or promoted by McGraw-Hill.
Any changes in the foregoing disclaimers and limitations must be approved in advance in writing by an authorized officer of S&P and State Street. The Category 2 Informational Materials shall also include along with the foregoing disclaimers a clear reference that further limitations and important information that could affect investors’ rights are to be found in the prospectus for the applicable Shares.
          (d) WGT represents and warrants to S&P and State Street that the Shares and all activities of WGT concerning the Shares shall not violate any applicable law, including, but not limited to, U.S. and foreign banking, commodities and securities laws.
          (e) EXCEPT AS EXPRESSLY SET FORTH IN THE FOREGOING, STATE STREET DOES NOT MAKE AND HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF STATE STREET TO WGT AND ITS AFFILIATES UNDER OR RELATING TO THIS AGREEMENT AT ANY TIME EXCEED THE AGGREGATE AMOUNT OF THE FEES RECEIVED BY STATE STREET PURSUANT TO THIS AGREEMENT AND THE TRUST AGREEMENT PRIOR TO SUCH TIME EXCEPT THAT THIS LIMITATION SHALL NOT BE APPLICABLE TO A CLAIM BY WGT FOR INDEMNIFICATION PURSUANT TO SECTION 8.
8. INDEMNITY.
          (a) Each Party shall defend, indemnify and hold harmless the other Party and such other Party’s Affiliates, employees, officers, directors, and agents from and against any liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Losses”) resulting from or arising in connection with the breach by the Indemnifying Party of any of its representations, warranties, covenants or obligations contained in this Agreement.
          (b) If any action, suit, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) is brought or asserted against a Party for which indemnification is sought under this Agreement, the Party seeking indemnification (the “Indemnified Party”) shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the Party obligated to provide such indemnification (the “Indemnifying Party”) of such Proceeding. The failure of the Indemnified Party to so notify the Indemnifying Party shall not impair the Indemnified Party’s ability to obtain indemnification from the Indemnifying Party unless such failure adversely affects the Indemnifying Party’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnified Party, the Indemnifying Party shall be entitled to participate in such Proceeding at its own expense. Provided no conflict of interest exists as specified in clause (ii) below and there are no other defenses available to the Indemnified Party as specified in clause (iv) below, the Indemnifying Party, to the extent that it shall so desire, shall be entitled to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Party, in which case all attorney’s fees and expenses shall be borne by the Indemnifying Party (except as specified below) and the Indemnifying Party shall in good faith defend the Indemnified Party. After receiving written notice from the Indemnifying Party of its election to assume the defense of the Proceeding, the Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, provided that the fees and expenses of such counsel shall be borne entirely by the Indemnified Party unless (i) the Indemnifying Party expressly agrees in writing to pay such fees and expenses, (ii) there is such a conflict of interest between the Indemnifying Party and the Indemnified Party as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both Parties simultaneously, (iii) the Indemnifying Party fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnified Party or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party or (iv) there are legal defenses available to the Indemnified Party that are different from or are in addition to those available to the Indemnifying Party. In each of cases (i) through (iv), the fees and expenses of counsel shall be borne by the Indemnifying Party. No compromise or settlement of such Proceeding may be effected by either Party without the other Party’s consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other Party and (n) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. Neither Party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnifying Party shall have no obligation to indemnify and hold harmless the Indemnified Party from any loss, expense or liability incurred by the Indemnified Party as a result of a default judgment entered against the Indemnified Party unless such judgment was entered after the Indemnifying Party agreed, in writing, to assume the defense of such Proceeding.
9. LIMITATION OF LIABILITY.
          EXCEPT FOR EACH PARTY’S OBLIGATION TO INDEMNIFY THE OTHER PARTY FOR LOSSES PURSUANT TO SECTION 8, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER INDIRECT DAMAGES, HOWSOEVER CAUSED, WHETHER

ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
10. CONFIDENTIALITY.
          (a) Public Statements. Except as consented to by the other Party (such consent not to be unreasonably withheld or delayed) or as otherwise specifically set forth herein, neither Party will issue any public statement relating to or in any way disclosing any aspect of the matter contemplated by this Agreement, including the scope and the specific terms hereof. The obligations of the Parties under this Section 10(a) are in addition to their respective obligations pursuant to Section 10(b) but shall not limit the exceptions to public disclosure specifically referred to in Section 10(b) paragraphs (i) through (v). This Section 10(a) will in no way limit either Party’s ability to (i) respond to customary press inquiries or otherwise make public or private statements not otherwise disclosing the Confidential Information (as defined below) or the specific terms of this Agreement in the normal course of its business and/or in connection with the obligations hereunder, or (ii) provide necessary information to prospective Sublicensees and Authorized Participants and such Party’s personnel, agents, representatives and consultants.
          (b) Confidentiality. Except as provided below, all business, financial, marketing and product information disclosed to the other Party orally or in writing is deemed confidential, restricted and proprietary to the disclosing Party (the “Confidential Information”). Each Party agrees to use the Confidential Information received from the other Party only for the purpose of this Agreement. The Confidential Information disclosed or supplied is not to be reproduced in any form except as required to accomplish the intent of, and in accordance with the terms of, this Agreement. The receiving Party must provide the same degree of care to avoid disclosure or unauthorized use of the Confidential Information as it accords to protect its own similar proprietary information, but in no event less than reasonable care under the circumstances. All Confidential Information must be retained by the receiving Party in a secure place with access limited to only such of its employees, subcontractors, suppliers or agents who need to know such information for purposes of this Agreement and to such third parties as the disclosing Party has consented to by prior written approval. All Confidential Information, unless otherwise specified in writing (x) remains the property of the disclosing Party, (y) must be used by the receiving Party only for the purpose for which it was intended, and (z) including all copies thereof, must be returned to the disclosing Party or destroyed after the receiving Party’s need for it has expired or upon request of the disclosing Party, and, in any event, upon expiration or termination of this Agreement. At the request of the disclosing Party, the receiving Party will furnish a certificate of an officer of the receiving Party certifying that the Confidential Information not returned to the disclosing Party has been destroyed. The obligation of confidentiality set forth in this Section 10(b) shall survive expiration or termination of this Agreement for a period of three (3) years. For the purpose hereof, the Confidential Information shall not include information, to the extent evidenced by reasonable documentation, that:
               (i) is published or is otherwise in the public domain through no fault of the receiving Party at the time of any claimed unauthorized disclosure or use by the receiving Party;

               (ii) prior to disclosure pursuant to this Agreement, is properly within the legitimate possession of the receiving Party;
               (iii) subsequent to disclosure pursuant to this Agreement, is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;
               (iv) is obligated to be produced under order of a court or other similar requirement, rule or regulation of any governmental authorities, so long as the Party required to disclose the information provides the disclosing Party with prior notice of such order or requirement and its cooperation to the extent reasonable in preserving its confidentiality; or
               (v) the disclosing Party agrees in writing is free of such restrictions.
          The Parties agree that, without limiting any other rights and remedies specified herein, an injunction may be sought against the Party who has breached or threatened to breach this Section 10(b). Each Party represents and warrants that it has the right to disclose all Confidential Information which it has disclosed to the other Party pursuant to this Agreement, and each Party agrees to indemnify and hold harmless the other from all claims by a third party related to the wrongful disclosure of such third party’s proprietary information. Otherwise, neither Party makes any representation or warranty, express or implied, in respect of any Confidential Information.
11. S&P CONSENT AND SPDR LICENSE AGREEMENT AMENDMENT. S& P Hereby acknowledges and agrees that:
          (a) The license granted in Section 2 of the SPDR License Agreement permits the sublicense of the SPDR Mark in connection with third party financial products marketed by State Street;
          (b) This Agreement may be made publicly available in connection with WGT’s filings with securities regulatory authorities;
          (c) The licenses granted in the SPDR License and herein include the right to use the SPDR Mark on the Internet through, and registration of, (i) country code top-level domains in jurisdictions in which the use of the SPDR Mark is permitted and (ii) generic top-level domains (gTLDs); and
          (d) S&P expressly consents to the grant of the License as set forth herein, subject to the terms and conditions of this Agreement.
12. MISCELLANEOUS PROVISIONS.
          (a) Assignment. WGT may not assign or otherwise transfer (whether by operation of law or otherwise) any right or obligation under this Agreement without the prior written consent of State Street; provided, however, that WGT may grant sublicenses as provided herein. Such consent shall be deemed given with respect to an assignment or transfer (whether by operation of law or otherwise) of the entire Agreement, including all rights and obligations hereunder, to a successor in interest or assignee of substantially all of the assets of WGT, provided that WGT has given prompt written notice thereof to State Street. This Agreement is binding on and inures to the benefit of the Parties and their permitted successors and assigns. Any attempted assignment or other transfer of rights under this Agreement in violation of this Section 12(a) will be void.
          (b) Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction (except that questions affecting the construction and effect of any patent will be determined by the law of the country in which the patent was granted). It is the intent of the Parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each Party agrees that any legal action, proceeding, controversy or claim between the Parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or, if that Court lacks or declines to exercise subject matter jurisdiction, in the Supreme Court of the State of New York in and for New York County, and by execution of this Agreement each Party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each Party hereto waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the Parties arising out of or relating to the Agreement.
          (c) Exclusive Jurisdiction and Venue. Any action brought by either Party that arises out of or relates to this Agreement will be filed only in the state or federal courts located in New York County, New York. Each Party irrevocably submits to the jurisdiction of those courts. Each Party waives any objections that it may have now or in the future to the jurisdiction of those courts, and also waives any claim that it may have now or in the future that litigation brought in those courts has been brought in an inconvenient forum.
          (d) Entire Agreement. This Agreement sets forth the entire agreement of the Parties as to its subject matter and supercedes all prior agreements, negotiations, representations, and promises between them with respect to its subject matter.
          (e) Unenforceable Provisions. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction, the other provisions will remain in full force and effect. If legally permitted, the unenforceable provision will be replaced with an enforceable provision that as nearly as possible gives effect to the Parties’ intent.
          (f) Relationship of the Parties. Each Party is an independent contractor of the other Party. Nothing in this Agreement creates a partnership, joint venture or agency relationship between the Parties.
          (g) Notices. A notice under this Agreement is not sufficient unless it is: (i) in writing; (ii) addressed using the contact information listed below for the Party to which the notice is being given (or using updated contact information which that Party has specified by written notice in accordance with this Section); and (iii) sent by hand delivery, facsimile transmission, registered or certified mail (return receipt requested), or reputable express delivery service with tracking capabilities (such as Federal Express).
Contact Information for State Street:
State Street Corporation
One Lincoln Street, SFC 21
Boston, Massachusetts 02110
Attn:  General Counsel
Telephone:  (617) 664-1763
State Street Global Markets, LLC
One Lincoln Street
Boston, Massachusetts 02111
Attn:  Chief Compliance Officer
Telephone:  (617) 664-4489
Facsimile:  (617) 664-2669
With a copy to:
State Street Global Advisors
One Lincoln Street
Boston, Massachusetts 02111
Attn:  Scott M. Zoltowski
Telephone:  (617) 664-7037
Facsimile:  (617) 664-6273
Contact Information for WGT:
World Gold Council
55 Old Broad Street
London, EC2M 1RX
Attn:  James Burton
Telephone: 011 44 207826 4700
Facsimile:  011 44 207826 4799
World Gold Trust Services, LLC:
444 Madison Avenue
New York, New York 10022
Telephone: (212) 317-3800
Facsimile: (212) 688-0410
          (h) Amendments. This Agreement may not be amended unless the amendment is in writing and signed by authorized representatives of both Parties.

          (i) Waivers. A waiver of rights under this Agreement will not be effective unless it is in writing and signed by an authorized representative of the Party that is waiving the rights.
          (j) Counterparts. The Parties may execute this Agreement by signing separate copies of the signature page. A facsimile copy of the signature page will have the same effect as the original.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

STATE STREET CORPORATION

By:	/s/ Peter Leahy
Name: Peter Leahy
Title: EVP

STATE STREET GLOBAL MARKETS, LLC

By:	/s/ Joseph Vignone

Name: Joseph Vignone
Title: Vice President

WORLD GOLD COUNCIL

By:	/s/ James E. Burton

Name: James E. Burton
Title: Chief Executive Officer

WORLD GOLD TRUST SERVICES, LLC

By:	/s/ James Lowe

Name: James Lowe
Title: Chief Financial Officer

STANDARD & POOR’S, a division of THE MCGRAW-HILL COMPANIES, INC. with respect to Sections 11 and 12(b),(c),(d),(e),(f),(h)and (j)

By:	/s/ Alexander J. Matturri, Jr.

Name: Alexander J. Matturri, Jr.
Title: Executive Managing Director
SPDR SUBLICENSE AGREEMENT SIGNATURE PAGE

EXHIBIT A
United States
E.U.
Singapore
Japan
Hong Kong
Mexico